Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Smokers Lozenge Inc. a Nevada corporation (the "Company") on Form 10-KSB for the year ended May 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dudley Delapenha, President, Chief Executive Officer and Chief Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dudley Delapenha Dudley Delapenha President, Chief Executive Officer, and Chief Accounting Officer Date: September 10, 2007